Exhibit (a)(1)(v)
AmerUs Group Co.

Invites Holders of Its

Optionally Convertible Equity-Linked Accreting Notes (OCEANsSM)
due March 6, 2032
(CUSIP Nos. 03072MAC2 and 03072MAD0)

To Exchange Their Notes for

Optionally Convertible Equity-Linked Accreting Notes (OCEANsSM)
due March 6, 2032 and an Exchange Fee

THE EXCHANGE OFFER WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON DECEMBER 15, 2004 UNLESS EXTENDED BY THE COMPANY (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Our Clients:

      Enclosed for your consideration is an offering circular, dated November 16, 2004 (as amended or supplemented from time to time, the “Offering Circular”), and the related letter of transmittal (the “Letter of Transmittal”), relating to the offer by AmerUs Group Co. (the “Company”) to exchange its Optionally Convertible Equity-Linked Accreting Notes (OCEANsSM) due March 26, 2032 (the “New OCEANs”) and an exchange fee of $2.50 for its outstanding Optionally Convertible Equity-Linked Accreting Notes (OCEANsSM) due March 6, 2032 (the “Existing OCEANs”), upon the terms and subject to the conditions described in the Offering Circular and the Letter of Transmittal (the “Exchange Offer”). Capitalized terms used but not defined herein are defined in the Offering Circular.

      This material is being forwarded to you as the beneficial owner of the Existing OCEANs held by us for your account but not registered in your name. A tender of such Existing OCEANs may only be made by us as the holder of record and pursuant to your instructions.

      Accordingly, we request instructions as to whether you wish us to tender on your behalf any or all of the Existing OCEANs held by us for your account, pursuant to the terms and conditions set forth in the enclosed Offering Circular and Letter of Transmittal.

      Your instructions should be promptly forwarded to us in order to permit us to tender the Existing OCEANs on your behalf in accordance with the provisions of the Exchange Offer. Any Existing OCEANs tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

      Your attention is directed to the following:

•	The Exchange Offer is for any and all of the outstanding Existing OCEANs.

•	The Exchange Offer is subject to certain conditions set forth in the Offering Circular in the section captioned “The Exchange Offer — Conditions for Completion of the Exchange Offer.”

•	Any transfer taxes incident to the transfer of Existing OCEANs from the holder to the Company will be paid by the Company, except as set forth in Instruction 5 of the Letter of Transmittal.

•	If you desire to tender your Existing OCEANs pursuant to the Exchange Offer, we must receive your instructions in ample time to permit us to effect a tender of Existing OCEANs prior to the Expiration Date.

      If you wish to have us tender your Existing OCEANs, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. Please DO NOT complete the Letter of Transmittal. It is furnished to you for information only and may not be used directly by you to tender Existing OCEANs.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

      The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by AmerUs Group Co. with respect to its Existing OCEANs.

      This will instruct you to tender the Existing OCEANs indicated below (or, if no number is indicated below, all Existing OCEANs) held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Offering Circular and the related Letter of Transmittal.

      Please tender the Existing OCEANs held by you for my account in the principal amounts as indicated below:

Optionally Convertible Equity-Linked Accreting Notes (OCEANsSM) due March 6, 2032

CUSIP No. 03072MAC2

Tender $______________________________ (original principal amount)*

CUSIP No. 03072MAD0

Tender $______________________________ (original principal amount)*

☐ Please do not tender any Existing OCEANs held by you for any account.

Dated: ______________________________, 2004

Signature(s):

Print name(s) here:

(Print Address(es)):

(Area Code and Telephone Number(s)):

(Tax Identification or Social Security Number(s)):

*	Must be in denominations of $1,000 or any integral multiple thereof.

      None of the Existing OCEANs held by us for your account will be tendered unless we receive written instructions from you to do so. After receipt of instructions to tender, unless we receive specific contrary instructions we will tender all the Existing OCEANs held by us for your account.

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